Form N-SAR, Sub-Item 77q1(e)
Any new or amended investment advisory
contracts

Nuveen Maryland Premium Income Municipal
Fund
33-58226
811-7486


We hereby incorporate by reference the form of the new Investment Management Agreement filed in Proxy materials in the SEC filing on August
22, 2007, under Conformed Submission Type DEF
14A, accession number 0000950137-07-012812.